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                                                                    Exhibit 23.1

                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report dated March 20, 1998, on the financial statements of Vanguard Cellular Systems of South Carolina, Inc., included in this Form 8-K, into Triton PCS Holdings, Inc.'s previously filed Registration Statements Nos. 333-93623 and 333-93625.

/s/ Arthur Andersen LLP
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Arthur Andersen LLP
Greensboro, North Carolina,
    November 9, 2000.